UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2006

CLARK, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware	001-31256	52-2103926
(State or other jurisdiction of incorporation)	(Commission file number)	( I.R.S. employer identification no.)
102 South Wynstone Park Drive North Barrington, Illinois		60010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 304-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 12, 2006, Clark, Inc. through its operating subsidiary, Clark Consulting, Inc. (the “Company”) and Leslie N. Brockhurst entered into a new Employment Agreement, effective April 1, 2006, which was subsequently amended on April 17, 2006 (as amended, the “Agreement”). The Agreement provides for a one-year term of employment, which term will automatically renew on April 1 of each year unless earlier terminated by Mr. Brockhurst or the Company. In addition, the Agreement provides for, among other things, the following terms:

•	Mr. Brockhurst shall be employed in the capacity of Executive Vice President of the Company and President of the Corporate Solutions Practice (the “Division”) of the Company.

•	Mr. Brockhurst shall be paid an annualized base salary of $425,000 per year. After April 1, 2007, his base salary may be adjusted upwards based on Mr. Brockhurst’s performance.

•	Mr. Brockhurst shall receive an annual perquisite allowance of $25,000 per year.

•
Mr. Brockhurst will be eligible to receive an annual bonus of up to 140% of his base salary per year, provided Mr. Brockhurst remains employed with the Company or an affiliate on any award payment date. Generally, the annual bonus, if any, will be based on Mr. Brockhurst’s achievement of certain financial and non-financial goals.

•	Mr. Brockhurst will be eligible to participate in the Clark, Inc. Long Term Incentive Compensation Plan.

•	Mr. Brockhurst agrees to consent to the purchase of up to $5,000,000 of life insurance on his life which specifies the Company as the sole beneficiary of any death benefits.

In the event Mr. Brockhurst is terminated by the Company other than for cause (as defined in the Agreement) or due to a change in control of the Company (as defined in the Agreement), Mr. Brockhurst will be entitled to receive, in addition to salary and benefits earned through the date of termination, an amount equal to one-year’s current base salary and a pro-rata share of his annual bonus amount. In the event Mr. Brockhurst is terminated by the Company due to a change in control of the Company (as defined in the Agreement), Mr. Brockhurst will be entitled to receive, in addition to salary and benefits earned through the date of termination, an amount equal to two years current base salary and the bonus amount that would have been paid to Mr. Brockhurst for the two fiscal years prior to his termination date had such bonus amounts been paid at the maximum award level, regardless of the actual annual bonuses paid, if any, to Mr. Brockhurst relating to his performance during such two prior fiscal years.

The Agreement also contains noncompetition and nonsolicitation provisions that restrict Mr. Brockhurst from soliciting employees of the Company and performing certain services for or soliciting clients and prospective clients of the Company for a period of time after termination of employment. The Agreement also contains restrictions on marketing or selling certain competitive services or products following termination.

The above description of the Agreement is a summary of the material terms of the Agreement and does not purport to be complete, and is qualified in its entirety by reference to the employment agreement attached hereto as Exhibit 10.1 and the related amendment attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On April 12, 2006, the Company and Leslie N. Brockhurst entered into the Agreement described in Item 1.01 above. Pursuant to the terms of the Agreement, the prior employment agreement between the Company and Mr. Brockhurst, entered into as of March 21, 2003, was terminated. The prior employment agreement, which is incorporated herein by reference to Exhibit 10.25 of Clark, Inc.’s Form 10-K for the fiscal year ended December 31, 2004, provided for compensation provisions and other terms and conditions of Mr. Brockhurst’s employment that are now governed by the terms of the Agreement described in Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

Exhibit Number	Description

10.1	Employment Agreement, entered into on April 12, 2006, between Clark Consulting, Inc. and Leslie N. Brockhurst.

10.2	Amendment to Employment Agreement, dated April 17, 2006, between Clark Consulting, Inc. and Leslie N. Brockhurst.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARK, INC.

Date: April 18, 2006	By: /s/ Jeffrey W. Lemajeur
Jeffrey W. Lemajeur
Chief Financial Officer

EXHIBIT INDEX

10.1	Employment Agreement, entered into on April 12, 2006, between Clark Consulting, Inc. and Leslie N. Brockhurst.

10.2	Amendment to Employment Agreement, dated April 17, 2006, between Clark Consulting, Inc. and Leslie N. Brockhurst.